UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BJ’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Online
Go to www.investorvote.com/BJRI or scan the QR code —login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:00 p.m., Pacific Time, on June 8, 2021.

Important Notice Regarding the Availability of Proxy Materials for the

BJ’s Restaurants, Inc. Shareholder Meeting to be Held on June 9, 2021

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/BJRI

Easy Online Access – View your proxy materials and vote.

Step 1:	Go to www.investorvote.com/BJRI.
Step 2:	Click on the icon on the right to view meeting materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 30, 2021 to facilitate timely delivery.

∎		2 N O T	+
03FNHB

Shareholder Meeting Notice

BJ’s Restaurants, Inc.’s Annual Meeting of Shareholders will be held on Wednesday, June 9, 2021, at BJ’s Restaurants, Inc., 7755 Center Ave., 4th Floor, Huntington Beach, CA 92647, at 9:00 a.m. Pacific Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4:

1.	Election of Directors:

01 - PETER A. BASSI

02 - LARRY D. BOUTS

03 - BINA CHAURASIA

04 - JAMES A. DAL POZZO

05 - GERALD W. DEITCHLE

06 - NOAH A. ELBOGEN

07 - LEA ANNE S. OTTINGER

08 - KEITH E. PASCAL

09 - JANET M. SHERLOCK

10 - GREGORY A. TROJAN

11 - PATRICK D. WALSH

2.	Ratification and approval of the Company’s Amended and Restated Equity Incentive Plan.

3.	Approval, on an advisory and non-binding basis, of the compensation of named executive officers.

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021.

NOTE: In their discretion, the Proxy Holder(s) are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4 promulgated by the Securities and Exchange Commission.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, the 2021 Annual Meeting may be held by means of remote communication (i.e., a virtual-only meeting). If we determine to do so, we will announce the decision in advance, and will provide details on how to participate on our website at investors.bjsrestaurants.com and/or by supplemental filings with the SEC. We encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend in person.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–	Internet – Go to www.investorvote.com/BJRI.

–	Phone – Call us free of charge at 1-866-641-4276.

–	Email – Send an email to investorvote@computershare.com with “Proxy Materials BJ’s Restaurants, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 30, 2021.